                                                                     Exhibit 4.8


[SEAL]                              [LOGO]                                [SEAL]
                         TRUEVISION INTERNATIONAL, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                                    UNITS                   CUSIP  897874  20  2

THIS CERTIFIES THAT,
FOR VALUE RECEIVED








(the "Registered Holder") is the owner of the number of Units specified above, transferable only on the books of True Vision International, Inc. (the "Corporation") by the Registered Holder thereof in person or by his or her duly authorized attorney, or surrender of this Unit Certificate properly endorsed.

     Each Unit consists of two (2) shares of the Corporation's common stock, par value $.001 per share (the "Common Stock), and one redeemable common stock purchase warrant (the "Warrants") to purchase one (1) share of Common stock for $10.80 per share (subject to adjustment) at any time on or after
January   , 2001 and before 5:00 p.m. New York time on January   , 2005 (the
"Expiration Date"). The terms of the Warrants are governed by a Warrant
Agreement dated as of January   , 2000 (the "Warrant Agreements") between the
Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein, all of which terms and provisions the Registered Holder of this Unit Certificate consents to by acceptance hereof. Copies of the Warrant
Agreements are on file at the office of the Warrant Agent at 2 Broadway, New York, NY 10004 and are available to any Registered Holder on written request and without cost. The Warrant shall be void unless exercised before 5:00 p.m., New York time, on the Expiration Date.

     This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar of the Corporation.

     The Warrants and the shares of Common Stock of the Corporation represented by this Unit Certificate shall be nonexercisable and not
separately transferable until           , 2000 or such earlier date as shall
be determined by Dirks & Company, Inc. and True Vision International, Inc. (the "Separation Date").

     IN WITNESS WHEREOF, The Company has caused this Unit Certificate to be duly executed, manually or by facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


[DATED:]                         COUNTERSIGNED:

                                     CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                                                                JERSEY CITY, NJ
                    [SEAL]                                       TRANSFER AGENT
                                BY

                                                             AUTHORIZED OFFICER



/s/ Frank I. Seifert            /s/ John C. Homan

FRANK I. SEIFERT, SECRETARY     JOHN C. HOMAN, PRESIDENT

                           TRUEVISION INTERNATIONAL, INC.
                                       UNITS

     The Corporation will furnish without change to each stockholder who so requests, the designations, powers, preferences and relative, participating, optional of other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request may be made to the Corporation or to the Transfer Agent.

                                 WARRANT PROVISIONS

     This certificate certifies that for value received the Registered Holder
hereby is entitled, at any time on or after            , 2000 or such earlier
date as Dirks & Company, Inc. and TrueVision International, Inc. shall determine that the Warrants and Common Stock which comprise the Units shall be separately transferable (the "Separation Date") to exchange each Unit represented by this Unit Certificates for two Common Stock certificates representing two shares of Common Stock and one Warrant Certificate representing one Warrant upon surrender of this Unit Certificate to the Transfer Agent at the office of the Transfer Agent together with any documentation required by such Transfer Agent. At any time on or after
January   , 2001 and before 5:00 P.M. New York time on the Expiration Date, upon surrender of the Warrant Certificate at the office of the Warrant Agent for the Warrants, with the Subscription Form on the reverse side thereof completed and duly executed and accompanied by payment, in cash or check payable to the Warrant Agent for the account of the Corporation, the Registered Holder of such Warrant Certificate shall be entitled to purchase from the Corporation one share of Common Stock of the Corporation for each Warrant represented by the Warrant Certificate, which shares shall be fully paid and non-assessable, at the exercisable price of $10.80 per share. The exercise price and the number of shares purchasable upon exercise of each Warrant are subject to subject to adjustment and the Warrants are subject to adjustment and the Warrants are redeemable by the Corporation, each upon the occurrences of certain events set forth in the Warrant Agreement.

     After 5:00 P.M. New York time, on January   , 2005, the Warrant shall
become null and void and of no value.

     REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE SIDE HEREOF AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGHTFULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.

     The Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws provisions.

     THE FOLLOWING ABBREVIATIONS, WHEN USED IN THE INSCRIPTION ON THE FACE OF THIS CERTIFICATE, SHALL BE CONSTRUED AS THOUGH THEY WERE WRITTEN OUT IN FULL ACCORDING TO APPLICABLE LAWS OR REGULATIONS:

TEN COM - AS TENANTS IN COMMON               UNIF GIFT MIN ACT - ___________ CUSTODIAN ____________
TEN ENT - AS TENANTS BY THE ENTIRETIES                              (CUST)                (MINOR)
JT TEN - AS JOINT TENANTS WITH RIGHT                               UNDER UNIFORM GIFTS TO MINORS
         OF SURVIVORSHIP AND NOT AS
         TENANTS IN COMMON                                                ACT ________________
                                                                                       (STATE)



   ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

     FOR VALUE RECEIVED, ________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
----------------------------------------

----------------------------------------


-------------------------------------------------------------------------------
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

_______________________________________________________________________________

_______________________________________________________________________________

______________________________________________________________________  (UNITS)
REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE
AND APPOINT

______________________________________________________________________ ATTORNEY
TO TRANSFER THE SAID UNIT(S) ON THE BOOKS OF THE WITHIN NAMED CORPORATION
WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.


Dated _______________  ________________________________________________________
                       NOTICE: THE SIGNATURE TO THE AGREEMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT
                       OR ANY CHANGE WHATSOEVER.

IMPORTANT: ALL SIGNATURES MUST BE GUARANTEED IN THE SPACE PROVIDED BELOW BY A
           FIRM THAT IS A MEMBER OF THE NATIONAL SECURITIES EXCHANGE OR OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY LOCATED IN THE UNITED STATES.

SIGNATURE GUARANTEE:

NAME: _________________________________________________________________________
                                 (Please Print)

BY: ___________________________________________________________________________

TITLE: ________________________________________________________________________